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                                  EXHIBIT 11.1
            STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE
                     (In thousands, except per share data)
                                  (unaudited)


                                                                     Three Months Ended
                                                                          March 31,
                                                                  ----------------------
                                                                     1999        1998
                                                                  ----------   ---------

Net income...................................................      $ 10,008     $ 8,831
                                                                  ==========   =========

Basic earnings per share:
     Income before cumulative effect of accounting change ...       $  0.32     $  0.27
     Cumulative effect of accounting change, net of tax .....         (0.02)          -
                                                                  ----------   ---------
     Basic earnings per share................................       $  0.30     $  0.27
                                                                  ==========   =========

Diluted earnings per share:
     Income before cumulative effect of accounting change ...       $  0.31     $  0.26
     Cumulative effect of accounting change, net of tax .....         (0.02)          -
                                                                  ----------   ---------
     Diluted earnings per share .............................       $  0.29     $  0.26
                                                                  ==========   =========

Weighted average shares outstanding:
     Basic ..................................................        32,989      32,668
                                                                  ==========   =========

     Diluted ................................................        34,226      34,100
                                                                  ==========   =========

Calculation of weighted average shares:
   Weighted average common stock outstanding-basic...........        32,989      32,668
   Weighted average common stock options,
        utilizing the treasury stock method..................         1,237       1,432
                                                                  ----------   ---------

Weighted average shares outstanding-diluted                          34,226      34,100
                                                                  ==========   =========

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